Exhibit 2.1

FLORIDA DEPARTMENT OF STATE

Division of Corporations

November 18, 2016

INCORPORATING SERVICES LTD

WALK IN

TALLAHASSEE, FL

Re: Document Number P10000013426

The Certificate of Conversion was filed on November 17, 2016, effective November 30, 2016 converting PETROGRESS, INC, a Florida corporation, into PETROGRESS, INC., a non-qualified Delaware corporation.

Enclosed is the requested certification.

Should you have any further questions concerning this matter, please feel free to call (850) 245-6051, the Registration Filing Section.

Rebekah White
Regulatory Specialist II
Division of Corporations	Letter Number: 116A00024762

www.sunbiz.org

Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

State of Florida

Department of State

I certify the attached is a true and correct copy of the Certificate of Conversion, filed on November 17, 2016 effective November 30, 2016, converting PETROGRESS, INC, a Florida corporation, into PETROGRESS, INC., a non-qualified Delaware corporation, as shown by the records of this office.

The document number of the converted entity is P10000013426.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Eighteenth day of November, 2016

Ken Detzner
Secretary of State

CR2EO22 (1-11)

Certificate of Conversion

For

Florida Profit Corporation

Into

“Other Business Entity”

This Certificate of Conversion is submitted to convert the following Florida Profit Corporation into an “Other Business Entity” in accordance with s. 607.1113, Florida Statutes.

1.   The name of the Florida Profit Corporation converting into the “Other Business Entity” is:

PETROGRESS, INC.
Enter Name of Florida Profit Corporation

2.   The name of the “Other Business Entity” is:

PETROGRESS, INC.
Enter Name of “Other Business Entity”

3.   The “Other Business Entity” is a Corporation

(Enter entity type. Example: limited liability company, limited partnership, general partnership, common law or business trust, etc.)

organized, formed or incorporated under the laws of Delaware.

(Enter state, or if a non-U.S. entity, the name of the country)

4.   The above referenced Florida Profit Corporation has converted into an “Other Business Entity” in compliance with Chapter 607, F.S., and the conversion complies with the applicable laws governing the “Other Business Entity.”

5.   The plan of conversion was approved by the converting Florida Profit Corporation in accordance with Chapter 607, F.S.

6.   If applicable, the written consent of each shareholder who, as a result of the conversion, is now a general partner of the surviving entity was obtained pursuant to s. 607.1112(6), F.S.

7.   This conversion was effective under the laws governing the “Other Business Entity” on: November 30, 2016.

8.   This conversion shall be effective in Florida on: November 30, 2016.

(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date of the conversion under the laws governing the “Other Business Entity.”)

9.   The “Other Business Entity’s” principal office address, if any:

c/o American Incorporators Ltd. 1013 Centre Road, Suite 403-A, Wilmington, DE 19805

10.   If the “Other Business Entity” is an out-of-state entity not registered to transact business in Florida, the “Other Business Entity”:

a.)  Appoints the Florida Secretary of State as its agent for service of process in a proceeding to enforce obligations of the converting Florida profit corporation, including any appraisal rights of shareholders of the converting Florida profit corporation under ss. 607.1301-607.1333, Florida Statutes.

b.)  Lists the following street and mailing address of an office, which the Florida Department of State may use for purposes of s. 607.1114(4), Florida Statutes.

Street Address:

Mailing Address:

11.   The “Other Business Entity” has agreed to pay any shareholders having appraisal rights the amount to which they are entitled under ss.607-1301-607.1333, F.S.

Signed this 15 day of November 2016.

Signature:

(Must be signed by a Chairman, Vice Chairman, Director, Officer, or, if Directors or Officers have not been selected, an Incorporator.)

Printed Name:	Christos Traios	Title:	Chief Executive Officer

Fees:	Filing Fee:	$35.00
	Certified Copy:	$8.75 (Optional)
	Certificate of Status:	$8.75 (Optional)

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